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                                                                   EXHIBIT 10.14
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                          TRANSITION SERVICES AGREEMENT

                                 by and between

                             PENSON WORLDWIDE, INC.



                                       and

                              SAMCO HOLDINGS, INC.





                            Dated ____________, 2006




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                          TRANSITION SERVICES AGREEMENT

            This Transition Services Agreement (the "Agreement") is entered into as of _________________, 2006 by and between SAMCO Holdings, Inc., a Texas corporation ("SHI") and Penson Worldwide, Inc. ("PWI"), a Delaware corporation.

                                    RECITALS:

            A. SHI is the parent company of SAMCO Capital Markets, Inc. ("SCMI"), SAMCO BD LLC ("SBD"), SAMCO Financial Advisors, Inc ("SFAI") and SAMCO Financial Services, Inc. ("SFSI", and collectively with SHI, SCMI, SBD and SFAI, the "SAMCO Companies").

            B. PWI is the parent of a group of companies including Penson Financial Services, Inc ("PFSI" and collectively with PWI and its other subsidiaries, the "Penson Group").

            C. In preparation for the initial public offering of PWI stock (the "IPO"), PWI and certain of its subsidiaries determined to reorganize certain of their non-core business operations pursuant to that certain SAMCO Reorganization Agreement (the "Reorganization Agreement"), of even date herewith, among PWI, SHI, SCMI and certain other members of the Penson Group. Capitalized terms not defined herein shall have the meaning provided in the Reorganization Agreement.

            D. As an independent group newly-formed pursuant to the Reorganization Agreement, the SAMCO Companies do not yet have a full complement of management, administrative and other services to replace those previously available to them as subsidiaries of PWI.

            E. In order to support the operations of the SAMCO Companies following the closing of the reorganization (the "Closing"), the parties are entering into this Agreement, pursuant to which PWI will provide, or cause to be provided, certain services that were provided by the Penson Group to the SAMCO Companies or the SCM Business prior to the Closing.

            G. The parties also propose to enter into certain subleases (the "Lease Agreements") pursuant to which members of the Penson Group will sublease certain premises occupied by the SCM Business prior to the Closing.

            NOW, THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations set forth in the Reorganization Agreement and hereinafter, the parties hereto, intending to be legally bound hereby, do agree as follows:


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      1. EFFECTIVE DATE.

            This Agreement shall become effective immediately upon the Closing and prior to the S-1 Registration Statement in respect of PWI's IPO becoming effective.

      2. SERVICES TO BE PROVIDED BY PWI.

            2.1 List of Services. Subject to the terms and conditions of this Agreement, PWI shall provide, or procure the provision, to the SAMCO Companies of the services listed in the Schedules hereto (each a "Service" and collectively, the "Services") for the periods set forth in the applicable part of the Schedule therefor (as such Schedules may be revised in accordance with Section 3 below).

      3. TERMS OF SERVICE.

            3.1 Amendment of Schedules. The attached Schedules of Services are subject to change with the parties' mutual written consent.

            3.2 Additional Services. Should SAMCO Companies after the Closing identify additional services which are necessary to the operation of SAMCO Companies, SAMCO Companies may request the addition of such services to the Schedules. PWI shall consider any such request in good faith and may, in its sole discretion, agree to the addition of such services. Any such additional services shall be provided on the basis of the terms mutually agreed by the parties.

            3.3 Provider of Services. PWI agrees that it will provide, or cause to be provided, the Services called for by this Agreement. In its sole discretion PWI may cause other members of the Penson Group or third party contractors to perform any or all of the Services. References to "PWI" in this Agreement in the context of the provision of Services shall be deemed to include such other persons to the extent they are providing the Services.

            3.4 Cooperation and Access. Each party agrees to cooperate as reasonably requested by the other party in order to effectuate the provision of the Services. SAMCO Companies shall provide PWI's employees, agents and contractors with access to and accommodations within SAMCO Companies' facilities as may be reasonably appropriate to enable PWI, its employees, agents and contractors to perform the Services.

      4. PERFORMANCE OF SERVICES.

            4.1 PWI will provide the Services hereunder in a manner consistent with past practice for the provision of such Services to the SAMCO Companies and SCM Business prior to the Closing.

            4.2 In no event shall PWI, or any other member of the Penson Group, in providing the Services hereunder be obligated to (i) hire any additional employees, (ii) maintain the employment of any specific employees, (iii) maintain any specific level of staffing, or (iv) purchase, lease or license any additional equipment, software or assets. SAMCO Companies


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shall be responsible for providing PWI with reasonable advance notice of its requirements for Services and for liaising with PWI for the provision thereof.

            4.3 Except as otherwise expressly set forth herein, PWI PROVIDES ALL SERVICES AND LICENSES ALL SOFTWARE "AS IS," WITHOUT ANY WARRANTY OF ANY KIND. PWI EXPLICITLY DISCLAIMS ANY OTHER WARRANTIES RELATED TO THE SERVICES AND SOFTWARE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT THERETO.

      5. INDEMNIFICATION.

            5.1 PWI hereby agrees at its own expense to indemnify, defend and hold harmless SAMCO Companies, their directors, officers, employees, and agents from and against any and all loss, cost, liability or expense (including reasonable costs and fees of legal counsel) (collectively "Losses") arising out of, or in connection with a breach by PWI of this Agreement in the provision of the Services, to the extent such Losses are caused by the gross negligence or willful misconduct of PWI, its employees, agents or independent contractors.

            5.2 Each of the SAMCO Companies hereby agrees at its own expense to indemnify, defend and hold harmless PWI, any other member of the Penson Group providing Services and any of their respective directors, officers, employees, agents and independent contractors, from and against any and all Losses arising out of, or in connection with the provision of Services hereunder (except to the extent covered by the indemnity from PWI in Section 5.1 above).

      6. TERM AND TERMINATION.

            6.1 The term of this Agreement shall begin on the Closing Date and shall continue until December 31, 2008 (the "Initial Term"), unless earlier terminated by mutual agreement or as otherwise provided in this Agreement. At the end of the Initial Term (or if applicable a renewal period), this Agreement shall automatically renew for an additional one (1) year period unless either party gives written notice of termination to the other at least 30 days prior to the end of the Initial Term, or the end of any additional one year renewal period, as applicable.

            6.2 Subject to the provisions of the Schedules, the SAMCO Companies may terminate all or any Services provided pursuant to this Agreement on thirty
(30) days prior written notice to PWI; provided that to the extent any Services are expressed to be provided as a package in any Schedule, any such termination must be as to the full package of Services not individual Services within the package. SAMCO Companies shall no longer be obligated to pay PWI the fee attributable to such cancelled Services following the effective termination date of such Services. SAMCO Companies shall be liable for any outstanding purchase orders placed with third parties or other out of pocket costs incurred by PWI on any SAMCO Company's behalf prior to PWI's receipt of the aforesaid written notice of termination.


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            6.3 Subject to the provisions of the Schedules, in the event of a material breach under this Agreement, the non-defaulting party may terminate the specific Service(s) to which such breach relates if the defaulting party fails to cure such breach within thirty (30) days of its receipt of a written notice from the non-defaulting party of such breach, provided that the duties and obligations of the defaulting party which have accrued prior to the termination of such Service shall not be released or discharged by such termination. Should the SAMCO Companies have failed to pay any amounts payable pursuant to Section 6 and such default shall have continued for 30 days, PWI shall be entitled to terminate its obligation to provide any Services hereunder.

            6.4 The provisions of Sections 4.3, 5, 7, 8 and 9 shall survive termination of this Agreement.

            6.5 Upon termination of this Agreement PWI shall return to the SAMCO Companies any records or information provided by SAMCO Companies to PWI for the purposes of providing the Services and shall deliver to the SAMCO Companies any records, to the extent they relate to the SAMCO Companies, generated by PWI in the course of the provision of the Services. PWI shall be entitled to retain a copy of any such information or records for its files.

      7. CONSIDERATION.

            7.1 Price for Services. Prices to be paid by the SAMCO Companies for Services rendered by PWI hereunder are set forth in the Schedules hereto. Costs to support the separation of the SAMCO Companies and the Penson Group and for the implementation of the SAMCO Companies' own independent systems and services will be paid entirely by SHI.

            7.2 Invoice Processing. PWI shall invoice SHI monthly for the Services, itemizing the basis for each invoice amount. The amounts payable by SHI to PWI set forth in the Schedules do not include state or federal sales, use, excise, personal property, or other Taxes which may be levied or assessed in connection with this Agreement or the Services provided hereunder. SAMCO Companies shall be responsible for payment of and shall indemnify PWI against all such Taxes, excluding only Taxes based on PWI's net income.

            7.3 Expenses Incurred by PWI. Any out-of-pocket expense paid by PWI to a third party on behalf of any SAMCO Company in the course of providing Services shall be invoiced separately in reasonable detail and reimbursed by SHI to PWI. The foregoing reimbursement shall be in addition to the fees provided for in Section 7.1 above.

            7.4 Payment Terms. Unless otherwise provided in the Schedules, payment terms are net thirty (30) days from date of invoice and payments shall be made in United States Dollars in immediately available funds.


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      8. CONFIDENTIALITY.

            The exchange and disclosure of confidential, technical and/or proprietary information of the parties under this Agreement shall be governed by the terms of the Confidentiality Agreement.

9.    LIABILITY LIMITATIONS.

            9.1 Total Liability. PWI'S TOTAL LIABILITY FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL NOT EXCEED THE AMOUNTS ACTUALLY PAID BY SHI TO PWI PURSUANT TO SECTION 7.1 OF THIS AGREEMENT.

            9.2 Exclusion of Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

            9.3 Failure of Essential Purpose. The limitations specified in this
Article 9 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

      10. GENERAL.

            10.1 Amendment. Except as otherwise provided in Section 3.1, this Agreement may be modified only by a written document signed by duly authorized representatives of each party.

            10.2 Force Majeure. Each party shall be excused from performance of its obligations under this Agreement for any period and to the extent that the party is prevented from performing any such obligation in whole or in part as a result of delays caused by the other party, an act of God, war, civil disturbance, court order, labor dispute (other than one between a party and its staff), third party non-performance or other cause whether similar or dissimilar beyond that party's reasonable control, including without limitation, failures or fluctuations in electrical power, heat, light, air-conditioning or telecommunications equipment and such non-performance shall not be a default. The party concerned shall use all reasonable efforts to resume full performance in the event of any such delay.

            10.3 Assignment. This Agreement shall be binding upon and shall inure to the benefit of each party's successors and assigns. SAMCO Companies may not assign any of their rights or obligations hereunder without the prior written consent of PWI. Any purported assignment or delegation in violation of this Section 10.3 shall be void.


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            10.4 Joint and Several Liability. The liability of the SAMCO
Companies with respect to the Services and this Agreement shall be joint and several.

            10.5 Choice of Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES, SHALL BE INTERPRETED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PROVISIONS REGARDING CONFLICTS OF LAW.

            10.6 Waiver. Should either of the parties fail to exercise or enforce any provision of this Agreement, or waive any right in respect thereto, such failure or waiver shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce any other provision or right.

            10.7 Severability. If any provision of this Agreement or the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision, or portion thereof, shall be valid and enforceable to the fullest extent.

            10.8 Effect of Headings. The headings and sub-headings contained herein are for information purposes only and shall have no effect upon the intended purpose or interpretation of the provisions of this Agreement.

            10.9 Integration. This Agreement and Schedules hereto and thereto, along with the Reorganization Agreement and Ancillary Agreements (as defined in the Reorganization Agreement), constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and integrate all prior discussions and proposals (whether oral or written) between them related to the subject matter hereof. To the extent that there is any conflict between this Agreement and the Reorganization Agreement, the provisions of this Agreement shall prevail. To the extent there is any conflict between this Agreement and an Ancillary Agreement, the provisions of the Ancillary Agreements shall prevail.

            10.10 No Partnership or Agency Created. The relationship of the Penson Group and the SAMCO Companies shall be that of independent contractors only. Nothing in this Agreement shall be construed as (i) making one party an agent or legal representative of the other or otherwise (except to the extent part of the Services) as having the power or authority to bind the other in any manner (except to the extent part of the Services), or (ii) creating any partnership, joint venture or other joint commercial enterprise between the Penson Group and the SAMCO Companies.

            10.11 Notices. Any notice to be made in connection with this Agreement, shall be provided to the address and in the manner, and shall be effective as, provided for in Section 10.01 of the Reorganization Agreement.

            10.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


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                            (Signature Page Follows)



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            IN WITNESS WHEREOF, the parties have had this Transition Services
Agreement executed by their respective authorized officers on the date written below.

PENSON WORLDWIDE, INC.                   SAMCO HOLDINGS, INC.

By:                                      By:
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Its:                                     Its:
    --------------------------------         -----------------------------------
Date:                                    Date:
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                [Signature Page to Transition Services Agreement]